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                                               Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-37102
                   5 1/4% Convertible Senior Notes due 2010 CUSIP No. 65332VAY9

                           NEXTEL COMMUNICATIONS, INC.

                    PROSPECTUS SUPPLEMENT DATED JULY 14, 2000
                        TO PROSPECTUS DATED JUNE 16, 2000

               The selling security holders table on pages 18 - 22 of the prospectus, as supplemented, is hereby further amended to update the information to include the following entities as selling security holders in the prospectus and to list their respective amounts of 5 1/4% convertible senior notes due 2010:


                                              Convertible Notes             Common Stock
                                           ------------------------     ----------------------

                                           Principal      Principal
                                           Amount of      Amount of     Number of    Number of
                                          Convertible    Convertible      Shares      Shares
    Name of Selling Security Holder       Notes Owned   Notes Offered      Owned      Offered
    -------------------------------       -----------   -------------   ---------    ---------
Deutsche Bank Securities Inc.              31,500,000     31,500,000       -0-          -0-

J.P. Morgan Securities, Inc.               9,000,000      9,000,000        -0-          -0-

LDG Limited                                 375,000        375,000         -0-          -0-

William Blair & Company                     440,000        440,000         -0-          -0-
